UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2005

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

          Mercantile Bancorp (AMEX: MBR) announced on December 27, 2005 that it plans to consolidate its six Illinois bank affiliates from six separately chartered banks to three.  The action is intended to improve the efficiency of operations and reduce fees and expenses.  The plan calls for combining Security State Bank in Hamilton and the State Bank of Augusta with and into Marine Bank & Trust in Carthage.  Additionally, Golden State Bank in Golden will be consolidated into Brown County State Bank located in Mt. Sterling.  The planned consolidation through mergers and transfers of assets should be completed before the end of 2006.  The transactions are subject to FDIC and state banking authorities regulatory approvals.

          A press release announcing the action is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Exhibits

          (c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on December 27, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

	By:	/s/ Dan S. Dugan

	Name:	Dan S. Dugan
	Title:	President, Chief Executive Officer and Chairman

Date: December 27, 2005

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